Exhibit 99.1

For Immediate Release

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK TO ACQUIRE WEB CLIENTS, ADDING PROMOTIONAL WEBSITES TO ITS PRODUCT SUITE

Company Also Announces Agreement to Acquire E-Babylon to Expand its Printer Cartridge
Business and E-Commerce Infrastructure

Westlake Village, CA – June 13, 2005 – ValueClick, Inc. (Nasdaq: VCLK) today announced that it has agreed to acquire privately-held Web Marketing Holdings, Inc. (dba Web Clients), a performance-based marketing services company that generates leads for advertisers through its own online content, affiliate network and opt-in email database, for approximately $141 million. ValueClick also announced today that it has agreed to acquire privately-held E-Babylon, Inc., a leading online retailer of ink and toner products through its 123Inkjets.com and 411Inkjets.com websites.

Web Clients will give ValueClick immediate scale in promotional and industry-focused online content and will expand the Company’s existing lead-generation and opt-in email channels. Web Clients’ websites complement ValueClick’s Media, Commission Junction, Hi-Speed Media, Search123, and Pricerunner businesses, and can be leveraged across the Company’s online marketing services portfolio and advertiser base. E-Babylon will expand ValueClick’s e-commerce channel and provide the infrastructure to support all of the Company’s e-commerce initiatives.

Web Clients
Founded in 1998 and based in Harrisburg, PA, Web Clients is a leading provider of online lead-generation marketing services, focused primarily on helping advertisers generate leads using the cost-per-acquisition (CPA) and cost-per-lead (CPL) pricing models. Web Clients has developed online content that focuses on lead-generation, including more than 100 promotional websites such as www.americanbeautysweepstakes.com, www.hartfordopiniongroup.com, www.designerbag4free.com and www.guardyourpc.com, and industry-focused websites such as www.directscholar.com, www.ezrefinance.net, www.opportunity247.com.

Web Clients also generates leads for its clients through an affiliate network of more than 1,500 active Website publishers and a database of more than 30 million opt-in email profiles. In 2004, Web Clients served more than 190 clients and generated revenue of approximately $59 million, was profitable, and generated cash flow from operations. ValueClick anticipates that this acquisition will be accretive on an EBITDA1 basis.

Under the terms of the merger agreement, ValueClick will acquire all outstanding equity interests in Web Clients and extinguish all outstanding bank debt for an aggregate purchase price of approximately $141 million, including $122 million in cash, approximately 1.8 million shares of ValueClick common stock and approximately 350,000 options to purchase shares of ValueClick common stock. The final amount of consideration is subject to adjustment based on the outstanding debt and working capital of Web Clients as of the closing date of the transaction. The merger agreement for the transaction includes customary representations and warranties, covenants and escrow and indemnity provisions. The transaction has been approved by the Board of Directors of each respective company and all the stockholders of Web Clients and is expected to close in July 2005, subject to customary closing conditions and regulatory approvals. Josh Gray, chief executive officer of Web Clients, will join ValueClick’s senior management team and continue to lead the Web Clients business after the closing.

E-Babylon
Founded in 1999 and located in Simi Valley, CA, E-Babylon has grown into one of the leading online retailers of inkjet and toner products. E-Babylon offers more than 1,300 products, primarily through its 123Inkjets.com and 411inkjets.com websites, and owns a 24,000 square-foot fulfillment center. In 2004, E-Babylon generated revenue of approximately $17 million, was profitable, and generated cash flow from operations. ValueClick anticipates that this acquisition will also be accretive on an EBITDA1 basis.

Under the terms of the merger agreement, ValueClick will acquire all outstanding equity interests in E-Babylon and extinguish all bank debt and long-term liabilities for a purchase price of approximately $11.7 million in cash attributed to the E-Babylon business, and an additional $3.0 million in cash attributed to the value of the fee title to E-Babylon’s fulfillment center. The final amount of consideration is subject to adjustment based on a closing statement of “net assets” of E-Babylon as of the closing date of the transaction. The merger agreement for the transaction includes customary representations and warranties, covenants and escrow and indemnity provisions. The transaction has been approved by the Board of Directors of each respective company and the stockholders of E-Babylon and is expected to close by July 2005, subject to customary closing conditions. E-Babylon will be integrated into ValueClick’s Hi-Speed Media business under general manager Farshad Fardad.

“These transactions are consistent with our strategy to begin to control some of our own traffic. Web Clients’ lead-generation products, driven primarily through traffic from its own websites, will be synergistic and a great fit with our ValueClick Media, Hi-Speed Media, Commission Junction, Search123, and Pricerunner businesses,” said James Zarley, chairman and chief executive officer of ValueClick. “Web Clients offers promotional online content that we can leverage across our product portfolio and advertiser base, as well as greater scale for our existing lead-generation and email products. We look forward to closing Web Clients and capitalizing on the synergies and additional scale they will provide the Company.”

Mr. Zarley added, “E-Babylon’s 123Inkjets.com and 411inkjets.com offer us a good foundation upon which to build our e-commerce business. We look forward to closing E-Babylon and leveraging their position in ink and toner products and their infrastructure to support our opportunistic e-commerce initiatives.”

ValueClick intends to update its 2005 business outlook upon the closing of these acquisitions.

1 Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) included in this press release is a non-GAAP (Generally Accepted Accounting Principles) financial measure which represents net income excluding the effects of interest, taxes, depreciation, and amortization. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under Generally Accepted Accounting Principles. Management believes that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in costs associated with capital investments and income from interest on the Company’s cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through three business units:

•	ValueClick Media (http://media.valueclick.com) provides brand advertising and direct marketing solutions for advertisers, agencies and publishers. Through its ValueClick Brand, ValueClick Direct and ValueClick Search groups, ValueClick Media offers marketers a wide range of distribution methods, including web-based advertising, co-registration, pay-per-click search and a variety of email marketing options.

ValueClick Media also includes Pricerunner.com (www.pricerunner.com), a leading provider of online comparison shopping services.

•	Commission Junction (www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

•	Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and Web site publishers manage their online advertising and permission-based email campaigns. Additionally, Mediaplex provides the AdVault suite of software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management solutions.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 31, 2005, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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